Exhibit 99.1

Capri Holdings Limited Announces First Quarter Fiscal 2020 Results
First Quarter Adjusted Earnings Per Share Exceeds Expectations
Reaffirm Fiscal 2020 Adjusted Earnings Per Share Guidance
Announces New $500 Million Share Repurchase Program
London — August 7, 2019 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the first quarter of fiscal 2020 ended June 29, 2019.
First Quarter Fiscal 2020 Highlights

•	First quarter revenue growth of 11.9%

•	First quarter adjusted earnings per share of $0.95

•	Reaffirm Fiscal 2020 adjusted earnings per share guidance of $4.95
John D. Idol, the Company’s Chairman and Chief Executive Officer, said, “We are pleased with our first quarter results, which reflect 12% revenue growth as well as better than expected operating margin and earnings per share. These results continue to position our company to execute against our strategic initiatives. Based on our first quarter performance, we are reaffirming our earnings per share guidance for Fiscal 2020, which includes the impact of the strengthening U.S. dollar and additional tariffs on imports from China.”
Mr. Idol continued, “As previously stated, Fiscal 2020 will be an investment year for Capri Holdings. We are investing in Versace and Jimmy Choo to position these preeminent luxury houses for long term revenue growth and margin expansion. We are also executing on our strategic initiatives at Michael Kors to return the brand to growth. With the power of Versace and Jimmy Choo, and the strength of Michael Kors, we remain confident that our three iconic, founder-led fashion brands position Capri Holdings to grow revenue to $8 billion over time and deliver multiple years of earnings growth."
First Quarter Fiscal 2020 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.

Overview of Capri Holdings First Quarter Fiscal 2020 Results:

•	Total revenue of $1.346 billion increased 11.9% compared to last year. On a constant currency basis, total revenue increased 13.8%.

•
Gross profit was $834 million and gross margin was 62.0%, compared to $751 million and 62.4% in the prior year. Adjusted gross profit was $840 million and adjusted gross margin was 62.4%, compared to $754 million and 62.6% in the prior year.

•
Income from operations was $64 million and operating margin was 4.8% compared to $215 million and 17.9% in the prior year. Adjusted income from operations was $190 million and operating margin was 14.1%, compared to $233 million and 19.4% in the prior year.

•
Net income was $45 million, or $0.30 per diluted share compared to $186 million, or $1.22 per diluted share in the prior year. This year includes a $97 million store impairment charge, primarily related to lease assets recorded in connection with the adoption of the new lease accounting standard and largely attributable to the Michael Kors retail fleet. Adjusted net income was $145 million, or $0.95 per diluted share, compared to $201 million or $1.32 per diluted share in the prior year.

•	Inventory at June 29, 2019 was $1.016 billion, a 45.8% increase compared to the prior year, primarily reflecting incremental Versace inventory.
Versace First Quarter Fiscal 2020 Results:

•	Versace revenue was $207 million and comparable store sales increased double digits on a constant currency basis compared to stand-alone results from the prior year.

•	Versace operating loss was $3 million and operating margin was (1.4)%. Adjusted operating income was $3 million and adjusted operating margin was 1.4%.
Jimmy Choo First Quarter Fiscal 2020 Results:

•
Jimmy Choo revenue of $158 million decreased 8.7% compared to the prior year. On a constant currency basis, total revenue decreased 5.8%. On a constant currency basis, comparable store sales were flat.

•
Jimmy Choo operating income was $11 million and operating margin was 7.0%, compared to an operating income of $22 million and operating margin of 12.7% in the prior year. Adjusted operating income was $25 million and adjusted operating margin was 14.5% in the prior year.

Michael Kors First Quarter Fiscal 2020 Results:

•
Michael Kors revenue of $981 million decreased 4.8% compared to the prior year. On a constant currency basis, total revenue decreased 3.0%. On a constant currency basis, comparable store sales decreased low single digits.

•	Michael Kors operating income was $201 million and operating margin was 20.5%, compared to $230 million and 22.3% in the prior year.
Share Repurchase Program
On August 1, 2019, the Company's Board of Directors authorized a new $500 million share repurchase program, demonstrating the strength of the Company's free cash flow. Share repurchases may be made in open market or privately negotiated transactions, subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy, and other relevant factors. The program may be suspended or discontinued at any time.

Outlook
The following guidance is provided on an adjusted, non-GAAP basis. All comparable store sales guidance is provided on a constant currency basis.
Full Year Fiscal 2020 Outlook
For Capri Holdings, the Company expects the following.

•
Total revenue of approximately $5.8 billion, a reduction from prior guidance primarily reflecting additional unfavorable foreign currency impact and lower Michael Kors revenue, predominately related to North America wholesale

•	Operating margin of approximately 15.5%

•	Interest expense in a range of $15 million to $25 million

•	Weighted average diluted shares outstanding of approximately 153 million

•	Effective tax rate of approximately 14%

•	Diluted earnings per share of $4.95, including approximately $0.20 per share of dilution from Versace, as well as the impact of recently announced U.S. tariffs on product produced in China
Second Quarter Fiscal 2020 Outlook
For Capri Holdings, the Company expects the following.

•	Total revenue of approximately $1.45 billion

•	Operating margin of approximately 15%

•	Interest expense of approximately $5 million

•	Weighted average diluted shares outstanding of approximately 153 million

•	Effective tax rate of approximately 11%

•	Diluted earnings per share of $1.21 to $1.26, including approximately $0.05 per share of dilution from Versace
For Versace, the Company expects the following.

•	Revenue of approximately $220 million

•	Comparable store sales growth in the mid single digits

•	Positive operating margin reflecting normal seasonality, partially offset by increased investments
For Jimmy Choo, the Company expects the following.

•	Revenue of approximately $125 million

•	Comparable store sales approximately flat to prior year

•	Negative operating margin reflecting normal seasonality
For Michael Kors, the Company expects the following.

•	Revenue of approximately $1.1 billion

•	Comparable store sales approximately flat to last year

•	Operating margin to be below prior year, but to decline less than the year-over-year decrease in the first quarter
Conference Call Information
A conference call to discuss first quarter results is scheduled for today, August 7, 2019 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until August 14, 2019. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 9873349. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain on the website for 90 days.

Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures relating to certain one-time costs associated with the Jimmy Choo acquisition and the Versace acquisition and restructuring and non-cash impairment charges. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding non-recurring items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this press release may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “estimates”, “synergy”, “cost-saving”, “projects”, “goal”, “strategy”, “budget”, “forecast” or “might” or, words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to future capital expenditures, expenses, revenues, earnings, economic performance, indebtedness, financial condition, share buybacks, dividend policy, losses and future prospects of the Company, business and management strategies and the expansion and growth of the Company’s operations, and benefits from any acquisition. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition; the risk of disruptions to the Company’s businesses; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); future availability of credit; the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and which share repurchases may be suspended or discontinued at any time, the level of other investing activities and uses of cash; changes in consumer traffic and retail trends; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen disasters or catastrophes; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions, as well as those risks set forth in the reports that the Company files from time to time with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2019 (File No. 001-35368). The Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:
Investor Relations:
Jennifer Davis
(201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Dinesh Kandiah
(917) 934-2427
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended
	June 29, 2019	June 30, 2018
Total revenue	$1,346	$1,203
Cost of goods sold	512	452
Gross profit	834	751
Total operating expenses	770	536
Income from operations	64	215
Other income, net	(2)	(1)
Interest expense, net	13	8
Foreign currency loss	2	3
Income before provision for income taxes	51	205
Provision for income taxes	6	19
Net income attributable to Capri	$45	$186
Weighted average ordinary shares outstanding:
Basic	151,049,572	149,502,101
Diluted	152,334,153	152,399,655
Net income per ordinary share:
Basic	$0.30	$1.25
Diluted	$0.30	$1.22

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 29, 2019	March 30, 2019	June 30, 2018
Assets
Current assets
Cash and cash equivalents	$160	$172	$170
Receivables, net	310	383	263
Inventories	1,016	953	697
Prepaid expenses and other current assets	337	221	165
Total current assets	1,823	1,729	1,295
Property and equipment, net	608	615	561
Operating lease right-of-use assets	1,718	—	—
Intangible assets, net	2,250	2,293	1,178
Goodwill	1,652	1,659	806
Deferred tax assets	111	112	46
Other assets	221	242	75
Total assets	$8,383	$6,650	$3,961
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$355	$371	$279
Accrued payroll and payroll related expenses	96	133	68
Accrued income taxes	36	34	33
Current operating lease liabilities	408	—	—
Short-term debt	514	630	267
Accrued expenses and other current liabilities	372	374	299
Total current liabilities	1,781	1,542	946
Long-term operating lease liabilities	1,754	—	—
Deferred rent	—	132	133
Deferred tax liabilities	437	438	182
Long-term debt	1,917	1,936	554
Other long-term liabilities	210	166	104
Total liabilities	6,099	4,214	1,919
Commitments and contingencies
Redeemable noncontrolling interest	4	4	—
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 216,742,279 shares issued and 151,565,342 outstanding at June 29, 2019; 216,050,939 shares issued and 150,932,306 outstanding at March 30, 2019, and 212,209,545 shares issued and 149,168,595 outstanding at June 30, 2018	—	—	—
Treasury shares, at cost (65,176,937 shares at June 29, 2019; 65,118,633 shares at March 30, 2019; and 63,040,950 shares at June 30, 2018)	(3,225)	(3,223)	(3,122)
Additional paid-in capital	1,040	1,011	850
Accumulated other comprehensive (loss) income	(93)	(66)	(40)
Retained earnings	4,555	4,707	4,350
Total shareholders’ equity of Capri	2,277	2,429	2,038
Noncontrolling interest	3	3	4
Total shareholders’ equity	2,280	2,432	2,042
Total liabilities and shareholders’ equity	$8,383	$6,650	$3,961

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended
		June 29, 2019	June 30, 2018
Revenue by Segment and Region:
Versace	The Americas	$44	$—
	EMEA	92	—
	Asia	71	—
Versace Revenue		207	—

Jimmy Choo	The Americas	30	26
	EMEA	79	102
	Asia	49	45
Jimmy Choo Revenue		158	173

Michael Kors	The Americas	655	692
	EMEA	189	200
	Asia	137	138
Michael Kors Revenue		981	1,030

Total Revenue		$1,346	$1,203

Income from Operations:
Versace		$(3)	$—
Jimmy Choo		11	22
Michael Kors		201	230
Total segment income from operations		209	252
Less: Corporate expenses		(33)	(22)
Restructuring and other charges		(15)	(11)
Impairment of long-lived assets		(97)	(4)
Total Income from Operations		$64	$215

Operating Margin:
Versace		(1.4)%	—%
Jimmy Choo		7.0%	12.7%
Michael Kors		20.5%	22.3%
Capri Operating Margin		4.8%	17.9%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	June 29, 2019	June 30, 2018
Versace	196	—
Jimmy Choo	215	191
Michael Kors	853	847
Total number of retail stores	1,264	1,038

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	June 29, 2019	June 30, 2018	As Reported	Constant Currency
Total revenue:
Versace	$207	$—	NM	NM
Jimmy Choo	158	173	(8.7)%	(5.8)%
Michael Kors	981	1,030	(4.8)%	(3.0)%
Total revenue	$1,346	$1,203	11.9%	13.8%
___________________
NM Not meaningful

SCHEDULE 6

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS, RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP RELATED TO VERSACE ACQUISITION AND
ERP IMPLEMENTATION COSTS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended June 29, 2019
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	ERP Implementation	As Adjusted
Gross profit	$834	$—	$—	$6	$—	$840

Operating expenses	$770	$(97)	$(15)	$—	$(8)	$650

Versace operating income	$(3)	$—	$—	$6	$—	$3
Total income from operations	$64	$97	$15	$6	$8	$190

Income before provision for income taxes	$51	$97	$15	$6	$8	$177
Provision for income taxes	$6	$19	$3	$2	$2	$32
Net income attributable to Capri	$45	$78	$12	$4	$6	$145
Diluted net income per ordinary share - Capri	$0.30	$0.51	$0.08	$0.02	$0.04	$0.95
______________________

(1)
Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan and other restructuring initiatives, and transaction and transition costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 7

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS,
RESTRUCTURING AND OTHER CHARGES, AND
INVENTORY STEP-UP RELATED TO JIMMY CHOO ACQUISITION
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended June 30, 2018
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	As Adjusted
Gross profit	$751	$—	$—	$3	$754

Total operating expenses	$536	$(4)	$(11)	$—	$521

Jimmy Choo operating income	$22	$—	$—	$3	$25
Total income from operations	$215	$4	$11	$3	$233

Income before provision for income taxes	$205	$4	$11	$3	$223
Provision for income taxes	$19	$1	$2	$—	$22
Net income attributable to Capri	$186	$3	$9	$3	$201
Diluted net income per ordinary share - Capri	$1.22	$0.02	$0.06	$0.02	$1.32
______________________

(1)
Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan, as well as transaction and transition costs recorded in connection with the acquisition of Jimmy Choo Group Limited.